UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

Temir Corp.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-213996

(Commission File Number)

98-1321204

 (IRS Employer Identification No.)

Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong.

(852) 2852-7388

(Address and Telephone number of principal executive offices)

Mr. Lawrence S. Venick

Loeb & Loeb LLP

21st Floor, CCB Tower, 3 Connaught Road Central, Hong Kong.

Tel: (852) 3923-1111

(Name, Address and Telephone Number of Person

Authorized to receive Notices and Communications)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TMRR	OTC Markets-Pink Sheet

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Form 8-K. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry into a Material Definitive Agreement

On April 2, 2020, Temir Corp. (the “Company”) as purchaser and Ace Vantage Investments Limited (the “Vendor”) as vendor entered into a sale and purchase agreement (the “Agreement”) with respect to the acquisition (the “Transaction”) of the entire issued share capital of JTI Financial Services Group Limited (“JTI”) for a consideration of US$4,686,272, which will be satisfied by the allotment and issue of the shares of the Company. Mr. Roy Kong Hoi Chan (“Mr. Roy Chan”), an executive director and president of the Company, is currently holding 50% shareholding in the Vendor. The remaining 50% equity interest in the Vendor is held by the father of Mr. Roy Chan.

Under the terms and conditions of the Agreement, the Company offered, sold and issued 1,874,508 shares of common stock of the Company as consideration shares (the “Consideration Shares”) at the issue price of US$2.5 per Consideration Share for the acquisition of all the issued share capital of JTI. Upon completion on July 6, 2020, the Company would be interested in the entire equity interest in JTI, and as such, JTI becomes a wholly-owned subsidiary of the Company.

On April 29, 2020, the Company as purchaser and the Vendor entered into an amendment (the “Amendment”) to the Agreement. Pursuant to the Amendment, the parties have agreed to extend the Long Stop Date (as defined in the Agreement) to June 30, 2020 or such later date as may be agreed between the Vendor and the Company.

On June 30, 2020, the Company as purchaser and the Vendor entered into a further amendment (the “Second Amendment”) to the Agreement and the Amendment. Pursuant to the Second Amendment, the parties have agreed to further extend the Long Stop Date (as defined in the Agreement) to July 31, 2020 or such later date as may be agreed between the Vendor and the Company.

On June 30, 2020, the Company as purchaser and the Vendor entered into a further amendment (the “Third Amendment”) to the Agreement, the Amendment and the Second Amendment. Pursuant to the Third Amendment, the parties have agreed to adjust (i) the consideration of the Transaction from US$4,686,272 to US$10,295,455; and (ii) the number of Consideration Shares from 1,874,508 shares to 4,118,182 Consideration Shares. Save as disclosed above, all the other terms in the Agreement remain unchanged and in full force and effect.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information disclosed in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

As described in Item 1.01 above, pursuant to the Agreement, on the Completion of the acquisition of JTI. The disclosures in Item 1.01 of this Form 8-K regarding the transactions contemplated by the Agreement are incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

Set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock, which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Agreement. The information provided below relates to the combined operations of the Company after the acquisition of JTI, except that information relating to periods prior to the date of the reverse acquisition only relate to JTI and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated in the State of Nevada on May 19, 2016. We commence operations in tourism. Our principal office address is located at Suite 1802-03, 18th Floor, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong.

Our Temir Business

The Company is a travel agency that organizes individual and group tours in Kyrgyzstan, such as cultural, recreational, sport, business ecotours and other travel tours. Services and products provided by our Company include custom packages according to the client’s specifications. We develop and offer our own tours in Kyrgyzstan as well as third-party suppliers.

While we are retaining our Temir business, our primary business has changed, with the acquisition of JTI.

Reverse Acquisition of JTI

On April 2, 2020, the Company as purchaser and the Vendor entered into the Agreement with respect to the acquisition of the entire issued share capital of JTI for a consideration of US$4,686,272, which will be satisfied by the allotment and issue of the shares of the Company. Mr. Roy Chan, an executive director and president of the Company, was holding 50% shareholding in the Vendor prior to the Transaction. The remaining 50% equity interest in the Vendor is held by the father of Mr. Roy Chan.

Under the terms and conditions of the Agreement, the Company offered, sold and issued 1,874,508 shares of common stock of the Company as Consideration Shares at the issue price of US$2.5 per Consideration Share for the acquisition of all the issued share capital of JTI (the “Transaction”).

On April 29, 2020, the Company as purchaser and the Vendor entered into the Amendment to the Agreement. Pursuant to the Amendment, the parties have agreed to extend the Long Stop Date (as defined in the Agreement) to June 30, 2020 or such later date as may be agreed between the Vendor and the Company.

On June 30, 2020, the Company as purchaser and the Vendor entered into the Second Amendment to the Agreement and the Amendment. Pursuant to the Second Amendment, the parties have agreed to further extend the Long Stop Date (as defined in the Agreement) to July 31, 2020 or such later date as may be agreed between the Vendor and the Company.

On June 30, 2020, the Company as purchaser and the Vendor entered into the Third Amendment to the Agreement, the Amendment and the Second Amendment. Pursuant to the Third Amendment, the parties have agreed to adjust (i) the consideration of the Transaction from US$4,686,272 to US$10,295,455; and (ii) the number of Consideration Shares from 1,874,508 shares to 4,118,182 Consideration Shares. Save as disclosed above, all the other terms in the Agreement remain unchanged and in full force and effect. The effect of the issuance is that the Vendor will hold approximately 61.54% of the issued and outstanding shares of common stock of the Company.

The revised consideration has been determined and agreed between the parties on an arm’s length basis based on the potential growth of JTI and after taking into account the market conditions, and the Board considers that the entering into of the Third Amendment is fair and reasonable and is in the interest of the Company and its shareholders as a whole.

Mr. Roy Chan, the founder of JTI, an executive director and president of the Company, is the holder of 629,350 shares of common stock of the Company prior to the Transaction. The Company’s officers and directors, Mr. Roy Chan, Mr. Mark Yip and Mr. Brian Wong, control an aggregate of 4,993,412 or 74.62%, of the outstanding common stock of the Company, on a fully diluted basis, after the Transaction.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock

Roy Kong Hoi Chan	629,350	9.40%
Brian Hung Ngok Wong	244,630	3.66%
Mark Ko Chiu Yip	1,250	0.02%
Ace Vantage Investments Limited	4,118,182	61.54%
Total	4,993,412	74.62%

As a result of the Agreement, JTI is now a wholly-owned subsidiary of the Company.

The Transaction with JTI was treated as a reverse acquisition, with JTI as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of August 31, 2019.

Organization & Subsidiaries

There is no subsidiary to the Company prior to the Transaction.

Overview of JTI and its subsidiaries

Summary Financial Information

JTI Background

Mr. Roy Chan, the founder of JTI, has held senior management roles in the operating subsidiaries of JTI since 2011. Mr. Roy Chan had extensive working experience in the banking and finance sectors. Mr. Roy Chan believes that JTI will be able to bring affordable, timely and tailor-made financial services to its customers.

JTI’s mission is to become a leading and comprehensive financial services provider in Hong Kong and Asia Pacific Region.

JTI Group Structure

JTI has four wholly owned operating subsidiaries, namely, JTI Finance Limited (“JF”), Concept We Mortgage Broker Limited (“CW”), JTI Property Agency Limited (“JP”) and JTI Asset Management Limited (“JA”) (collectively the “Group”).

Primary Business

The principal activities of JTI are provision of diversified financial services through its wholly owned subsidiaries incorporated in Hong Kong.

JF is a licensed money lender in Hong Kong, holding a money lender license no. 0991/2019 granted by the licensing court of Hong Kong. JF offers various types of loans including but not limited to personal loan, business loan, credit card consolidation loan and equity pledge loan to its customers. Its target customers are small and medium size corporation and retail customers with a principal place of business in Hong Kong. Hong Kong’s lending market is dominant by the banks and money lenders which are wholly owned by the banks. The borrowers are normally required to provide highly secured collaterals such as property for obtaining credit facility from the banks and money lenders which are wholly owned by the banks. JF targets to provide credit facility to the borrowers who needs operating cash flows funding but are not able to provide highly secured collaterals. Higher interest rates will be applied to these loans and could generate higher profit margin for JF.

CW is one of the active mortgage brokers in Hong Kong. CW provides up-to-date mortgage plans of numerous banks and financial institutions. CW provides analysis and comparison on different mortgage plans offered by banks and financial institutions, assisting its customers to choose the most suitable mortgage plan and borrowing terms based on each customer’s financial background. Its revenue is mainly derived from the referral fee from the banks and financial institutions for the mortgage referral.

JP is a licensed property agent in Hong Kong, holding an estate agent’s license granted by Estate Agents Authority of Hong Kong. JP maintains good business connections and reputation with the landlords of commercial properties. JP mainly provides commercial property agency services in Hong Kong. Its revenue is mainly derived from the commission provided by the landlord for facilitating the sales or lease of commercial properties.

JA is a consultancy services company. After the completion of the Agreement, JA is planning to apply for fund management licenses in Hong Kong or in other jurisdiction, aiming to provide fund management services globally.

Revenue and Business Model

JTI’s revenue is mainly derived from interest income, commission, referral fee and advisory services fee. JTI only charges fees to clients on a successfully basis.

1.	Property agency fee is from 2.5% to 3% on the gross value of the transactions;
2.	Mortgage referral fee is from 0.1% to 1% on the gross value of the transactions;
3.	Consultancy advisory services fee is determined on case by case basis with a minimum fee of US$10,000 per contract: and
4.	The interest rate of the money lending business from 0.001% to 2.2% monthly flat rate, depending on the loan type and borrowers’ credibility.

Government Regulation and Approvals

JTI is subject to a number of local laws and regulations that involve matters such as money lending, estate agency, privacy, rights of publicity, data protection, content regulation, intellectual property, competition, protection of minors, consumer protection, taxation or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate.

Intellectual Property

JF owns a trademark which is registered under the intellectual property department of the government of Hong Kong SAR. The trademark number is 302036853 and the expiry date is September 20, 2021. The details of trademark shown as below:

It is believed to be of material importance in the operation of JF’s operation. JTI believes that no single patent, license, or trademark is material in relation to JTI’s business as a whole.

Employees

We have 5 full-time employees as of June 30, 2020.

DESCRIPTION OF PROPERTIES

Our principal office is located at Suite 1802-03, 18/F, Strand 50, Bonham Strand, Sheung Wan, Hong Kong.

We do not own any real estate or other physical properties.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

RISKS RELATING TO OUR COMPANY

Financial service industry is highly competitive in Hong Kong.

We operate in the financial services industry in Hong Kong, which has a large number of existing participants, making the industry highly competitive. Our results of operations and business development are dependent on our ability to complete equity or debt financings or generate profitable return. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustment that is able to reflect the outcome of this uncertainty.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company) and for administrative expenses. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

If we are not able to develop out business as anticipated, we may not be able to generate revenue or achieve profitability and you may lose your investment.

Our business prospects are difficult to predict because of the financial service industry is highly competitive. Our primary business activities will be focused on the relative high risk operating cash flows funding. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop our business as anticipated, we may not be able to generate revenue or achieve profitability and you may lose your entire investment.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenue depends in part on whether we can obtain necessary financing to implement our business plan. We may require additional financing through the issuance of debt and/or equity to fund our future operation plans, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

Our operating subsidiaries may fail to renew their licenses.

Our money lending business is subject to licensing requirements under the provisions of the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong). JF, our operating subsidiary, is a licensed money lender in Hong Kong, holding a money lender license. Money lenders licenses are granted by the licensing court of Hong Kong and are renewable annually subject to satisfaction of all licensing conditions. The licensing court has the discretion to suspend or revoke a license if a licensee is in breach of any licensing condition. We cannot guarantee that the conditions or requirements which JF may be required to satisfy or meet will not change from time to time.

Our property agency business is subject to licensing requirements under the provisions of the Estate Agents Ordinance (Chapter 511 of the Laws of Hong Kong). JP is a licensed property agent in Hong Kong, holding an estate agent’s license granted by Estate Agents Authority of Hong Kong. The Estate Agents Authority of Hong Kong has the discretion to suspend or revoke a license if a licensee is in breach of any licensing condition. We cannot guarantee that the conditions or requirements which JP may be required to satisfy or meet will not change from time to time.

In the event that our operating subsidiaries are unable to renew their licenses in a timely manner or if the relevant authorities do not approve the application for a renewal of their licenses, our subsidiaries may not be able to operate their business until such time as they receive new licenses, which may have a material adverse effect on our financial condition and results of operation.

Our property agency business and mortgage referral business are sensitive to downturns in the economy, economic uncertainty and particularly the performance of the real estate market in Hong Kong.

CW and JP are our operating subsidiaries that mainly provide mortgage referral services and commercial property agency services in Hong Kong. Their business and financial performance are sensitive to the real estate market in Hong Kong. Demand for property is sensitive to downturns and uncertainty in the global and regional economy and corresponding changes in the appetite for real estate investments and purchases. Changes in the appetite for real estate investments and purchases are driven by various factors including, amongst others, perceived or actual general economic conditions, employment and job market conditions, actual or perceived levels of disposable consumer income and wealth and consumer confidence in the economy. These and other factors have, in the past, affected consumer demand for real estate and any negative sentiment or downturn in the economy could materially and adversely affect our business, financial condition and results of operations and also our liquidity position.

Our money lending business is exposed to the credit risks of our customers.

The financial position and profitability of our money lending business depends in part on our customers’ creditworthiness. Thus, we are exposed to our customers’ credit risks. There is no assurance that we will not encounter doubtful or bad debts in the future. If we experience slower payments from our customers, it may increase our accounts receivable aging and/or our bad debts. Further, our cash flows and financial results will be adversely affected if we experience any unexpected delay or difficulty in collections from our customers.

Our money lending business is affected by fluctuations in interest rates and our credit position.

The interest rate risks faced by JF arise from both the interest-bearing lending and borrowings of our money lending business. In particular, our profitability is highly correlated with the net interest margin, being the difference between the interest rate charged to our customers and the costs of our funding. The interest rate chargeable by JF to its customers is determined by, amongst other factors, the market demand for loans and the prevailing competition in the industry, and is ultimately capped by the relevant provisions of the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong). The borrowing cost of JF is determined with reference to the overall local money lending market conditions and our credit positions. An increase in general interest rates or a deterioration of our credit positions will lead to increases in our funding costs.

Our money lending business may be affected by changes in the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong).

The business operation of JF is regulated under the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) and full compliance with such regulation is essential for us to carry on our business. Notwithstanding this, the relevant regulatory authorities may from time to time amend the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) or adopt new laws and regulations applicable to licensed money lenders in Hong Kong. Our operation, financial performance and business prospects may be materially and adversely affected if we are not able to comply with any changes and/or new requirements in applicable laws and regulations related to the money lending industry in Hong Kong. Notably, for the mortgage loans granted by us to our customers, the interest rate for such loans shall not exceed the maximum effective interest rate of 60% per annum as stipulated under the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong). In the event that such maximum limit for interest rate is lowered as a result of any change to the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) and/or any relevant laws and regulations, thus limiting and lowering the interest rate we can offer to our customers, our financial performance, operational results and profitability may be materially and adversely affected.

Unfavorable financial market and economic conditions in Hong Kong, China, and elsewhere in the world could materially and adversely affect our asset management business.

JA is planning to apply for fund management licenses in Hong Kong or in other jurisdiction, aiming to provide fund management services globally. During a market or general economic downturn, we may derive lower revenue from our asset management business due to lower mark-to-market or fair value of the assets that we manage. In addition, due to uncertainty or volatility in the market or in response to difficult market conditions, our customers or prospective customers may withdraw funds from, or hesitate to allocate assets to, our asset management business in favor of investments they perceive as offering greater opportunity or lower risk. Difficult market conditions can also materially and adversely affect our ability to launch new products or offer new services in our asset management business, which could negatively affect our financial performance, operational results and profitability.

The loss of the services of any key member of management team, our Chief Executive Officer and Chairman of the Board of Directors, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our business and sell our services.

The decision making is based on a team of management, which consists of at least 5 directors and/or managers. The board of directors consists of 6 members. We are not highly dependent on any manager or director for any business decisions. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of any executive officer or director or our failure to timely identify and retain competent personnel would have small impact our ability to develop our business and license our brand, and have minimal effect on our financial results and impair our growth.

Our success depends on good business relationship with clients and banks and other financial institutions.

Our success depends on good business relationship with clients and banks and other financial institutions. Our business would be adversely affected if:

●	the major banks in Hong Kong such as HSBC, Bank of China, Hang Seng Bank, suspend or terminate their mortgage business, our revenue generated from mortgage referral business will be substantially impacted;

●	our major business partner, Savills (Hong Kong), has any negative impact on their business or their reputation, our revenue generated from property agency business will be affected;

●	we fail to raise capital for the development of initial customer base and reputation;

●	we fail to implement our business model and strategy; and

●	we are not able to retain our management team who have extensive working experience in the banking and finance sectors.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately US$100,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements included in this report include an explanatory paragraph that indicates that they were prepared assuming that we would continue as a going concern.  As of February 29, 2020, we recorded an unaudited working capital deficiency of $83,398 and accumulated deficit of $534,680. These factors raise substantial doubts about our ability to continue as a going concern. Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our shareholders or other debt or capital sources. Management believes the existing shareholders or external financing will provide the additional cash to meet our obligations as they become due. There can be no assurance that we will be successful in our plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in our inability to continue as a going concern.

The audit report included in this report have been prepared by auditors whose work may not be inspected fully by the Public Company Accounting Oversight Board and, as such, you may be deprived of the benefits of such inspection.

Our independent registered public accounting firm that issue the audit report included in our reports filed with the SEC as auditors of companies that are traded publicly in the United States and firms registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, are required by the laws of the United States to undergo regular inspections by the PCAOB to assess their respective compliance with the laws of the United States and professional standards.

Many other clients of our auditors have substantial operations within mainland China, and the PCAOB has been unable to complete inspections of the work of our auditors without the approval of the Chinese authorities. Thus, our auditors and their audit work are not currently inspected fully by the PCAOB. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulation in their oversight of financial statement audits of U.S.-listed companies with significant operation in China. However, it remains unclear what further actions the SEC and PCAOB will take to address the problem.

Inspections of other firms that the PCAOB has conducted outside mainland China have identified deficiencies in those firms’ audit procedures and quality control procedures, which can be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections in mainland China prevents the PCAOB from regularly evaluating our auditors’ audit procedures and quality control procedures as they relate to their work in mainland China. As a result, investors may be deprived of the benefits of such regular inspections.

The inability of the PCAOB to conduct full inspections of auditors in mainland China makes it more difficult to evaluate the effectiveness of our auditors’ audit procedures and quality control procedures as compared to auditors who primarily work in jurisdictions where the PCAOB has full inspection access. Investors may lose confidence in our reported financial information and the quality of our financial statements.

In addition, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which the PCAOB is unable to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges of issuers included on the SEC’s list for three consecutive years. Enactment of this legislation or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of our ordinary shares could be adversely affected. It is unclear if this proposed legislation will be enacted. Furthermore, there has been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On April 21, 2020, the SEC and the PCAOB issued a joint statement reiterating the greater risk that disclosures will be insufficient in many emerging markets, including the PRC, compared to those made by U.S. domestic companies. In discussing the specific issues related to the greater risk, the statement again highlights the PCAOB’s inability to inspect audit work paper and practices of accounting firms in the PRC, with respect to their audit work of U.S. reporting companies. However, it remains unclear what further actions, if any, the SEC and PCAOB will take to address the problem. There have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting the PRC-based companies from accessing U.S. capital markets.

If any such policies or deliberations were to materialize, the resulting legislation, if it were to apply to us, would likely have a material adverse impact on our business and the price of our ordinary shares.

We, our customers, our suppliers and other partners may be adversely affected by disaster or health epidemics, including the recent COVID-19 outbreak.

In general, our business could be adversely affected by the effects of epidemics, including, but not limited to, the COVID-19, avian influenza, severe acute respiratory syndrome (SARS), the influenza A virus, Ebola virus, severe weather conditions such as storm, flood or hazardous air pollution, or other outbreaks. In recent years, there have been outbreaks of epidemics in various countries. Recently, there was an outbreak of a novel strain of coronavirus (COVID-19) in the PRC, which has spread rapidly across the world. In March 2020, the World Health Organization declared the COVID-19 a pandemic.

As all of our revenues are generated in Hong Kong, our results of operations will likely be adversely, and may be materially, affected, to the extent that the COVID-19 or any other epidemic harms the Hong Kong’s and global economy. Any potential impact to our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19. The actions taken by government authorities and other organizations to contain the spread of COVID-19 are beyond our control. Potential impacts include, but are not limited to, the following:

●	temporary closure of offices and the implement of temporary travel restrictions;

●	our customers that are negatively impacted by the outbreak of COVID-19 may reduce their budgets to purchase our services, which may materially adversely impact our revenue. We may have to provide significant sales incentives to our customers in response to boost our sales, which may in turn materially adversely affect our financial condition and operating results;

●	our customers may delay the payment or fail to pay us at all, which could significantly increase the amount of accounts receivable and require us to record additional allowances for doubtful accounts;

●	the business operations of our customers have been and could continue to be negatively impacted by the outbreak of COVID-19, which may result in loss of customers or disruption of our business or services, which may in turn materially adversely affect our financial condition and operating results; and

●	some of our customers, suppliers and other partners are small and medium-sized enterprises (SMEs), which may not have strong cash flows or be well capitalized, and may be vulnerable to an epidemic outbreak and slowing macroeconomic conditions. Our results of operations and financial results may be materially and adversely affected if the SMEs that we work with fail to resume normal business operations as a result of economic impact or the outbreak of COVID-19.

In response to the outbreak of COVID-19, government and other organizations may adopt regulations and policies that could lead to severe disruption to our daily operations, including but not limited to:

●	the reduction of economic activity and close our office for all our employees to work from home has resulted in a significant reduction in productivity. As a result of these effects, our cumulative revenues in the first six months of 2020 was lower than our revenues for the same period in 2019 with the major negative impact identified in May 2020. Due to the decline of the Group’s operating results in 2020, our liquidity is likely to be negatively impacted and additional funding may be needed in the future;

●	for the period since 31 December 2019, the Group has furthermore incurred losses. Depending on the duration of the COVID-19 crisis and continued negative impact on economic activity, the Group may experience further negative results, liquidity restraints and incur additional impairments on its assets in 2020, which may result in material adverse impact to our financial condition and results of operations.

RISKS ASSOCIATED WITH OUR SECURITIES

Our shares of common stock do not presently trade, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the OTC Markets, our shares of common stock do not trade and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of June 30, 2020, the Company had 2,574,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 72,426,000 shares of common stock. The future issuance of common stock and/or preferred stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our officers and directors collectively beneficially own a majority of our stock, and accordingly, collectively have control over stockholder matters, our business and management.

As on completion, Mr. Roy Chan, the Company’s President is holder of 4,747,532 shares, Mr. Mark Yip, the director, is holder of 1,250 shares and Mr. Brian Wong, Chief Executive officer, is holder of 244,630 shares of common stock of the Company. Therefore, our officers and directors collectively hold approximately 74.62% of our issued and outstanding shares of common stock. As a result, our officers and directors will collectively have the discretion to:

●	Elect or defeat the election of our directors;

●	Amend or prevent amendment of our Articles of Incorporation or Bylaws;

●	Effect or prevent a merger, sale of assets or other corporate transaction; and

●	Affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. References in this section to “we,” “us,” “our” or “TMRR” are to the consolidated business of the Company.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of JTI

On April 2, 2020, the Company entered into a Sale and Purchase Agreement, by and among the Company, JTI, a Hong Kong corporation, and the Vendor.

Under the terms and conditions of the Agreement (and supplemented by the Amendment, the Second Amendment and the Third Amendment), the Company offered, sold and will issue 4,118,182 shares of common stock in consideration for all the issued and outstanding shares in JTI. The effect of the issuance is that the Vendor now hold approximately 61.54% of the issued and outstanding shares of common stock of the Company.

Mr. Roy Chan, the founder of JTI, and Chairman of the board of directors is the holder of 629,350 shares of common stock of the Company prior to the Transaction. The Company’s officers and directors, Mr. Roy Chan, Mr. Mark Yip and Mr. Brian Wong therefore, control an aggregate of 4,993,412 or 74.62% of the outstanding common stock of the Company, on a fully diluted basis, after the Transaction.

As a result of the agreement, JTI is now a wholly-owned subsidiary of the Company.

The transaction with JTI was treated as a reverse acquisition, with JTI as the acquirer and the Company as the acquired party.  As a result of the controlling financial interest of the former stockholders of JTI, for financial statement reporting purposes, the merger between the Company and JTI was treated as a reverse acquisition, with JTI deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with the Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of JTI. (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of JTI is being retroactively restated using the exchange ratio established in the Share Purchase Agreement to reflect the number of shares of the Company issued to effect the acquisition. The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of JTI immediately prior to the business combination to the unredeemed shares and the fair value of the Company determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post combination reflects the equity structure of the Company, including the equity interests the legal acquirer issued to effect the combination.

JTI’S OPERATION

JTI has four wholly owned operating subsidiaries, namely, JTI Finance Limited, Concept We Mortgage Broker Limited, JTI Property Agency Limited and JTI Asset Management Limited. The principal activities of JTI are provision of diversified financial services through its wholly owned subsidiaries incorporated in Hong Kong.

JF is a licensed money lender in Hong Kong, holding a money lender license no. 0991/2019 granted by the licensing court of Hong Kong. JF offers various types of loans including but not limited to personal loan, business loan, credit card consolidation loan and equity pledge loan to its customers in Hong Kong.

CW is one of the active mortgage brokers in Hong Kong. Its revenue is mainly derived from the referral fee from the banks and financial institutions for the mortgage referral.

JP is a licensed property agent in Hong Kong, holding an estate agent’s license granted by Estate Agents Authority of Hong Kong. Its revenue is mainly derived from the commission provided by the landlord for facilitating the sales or lease of commercial properties.

JA is a consultancy services company. After the completion of the Agreement, JA is planning to apply for fund management licenses in Hong Kong or in other jurisdiction, aiming to provide fund management services globally.

The spread of the coronavirus (“COVID-19”) around the world has caused significant business disruption during the first six months of 2020. In March 2020, the World Health Organization declared the outbreak of COVID-19 as a global pandemic, which continues to spread around the world. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the Hong Kong’s and global economy. While it is difficult to estimate the financial impact of COVID-19 on JTI’s operations, management believes that COVID-19 could have a material impact on its financial results in year 2020.

JTI’s Results of Operations

Fiscal years ended August 31, 2019 and 2018, and six months ended February 29, 2020 and February 28, 2019

The following table summarizes our historical consolidated statements:

	Six months ended		Year ended
	February 29, 2020	February 28, 2019	August 31, 2019	August 31, 2018
	(Unaudited)	(Unaudited)

REVENUE	10,096	33,398	44,392	78,351

Cost of revenue	-	(15,966)	(15,966)	(10,581)

GROSS PROFIT	10,096	17,432	28,426	67,770

General and administrative expenses	(127,991)	(10,741)	(193,981)	(62,110)

PROFIT (LOSS) FROM OPERATIONS	(117,895)	6,691	(165,555)	5,660

Other Income	13,590	15,422	29,127	72,061

PROFIT (LOSS) BEFORE PROVISION FOR INCOME TAXES	(104,305)	22,113	(136,428)	77,721
Income tax expenses	-	(654)	(643)	(373)

NET PROFIT (LOSS)	(104,305)	21,459	(137,071)	77,348

Comparison of Years Ended August 31, 2019 and 2018

Revenue. Our revenue decreased from $78,351 for the year ended August 31, 2018 to $44,392 for the year ended August 31, 2019. The decrease in revenue was mainly attributable to no consultancy services revenue were earned during the year ended August 31, 2019, while consultancy revenues were $47,692 in the same period in 2018.

Cost of revenue. Our cost of revenue increased from $10,581 for the year ended August 31, 2018 to $15,966 for the year ended August 31, 2019. Included in cost of revenue were referral fees incurred in relation to our property agency business. The increase in referral fees in the year ended August 31, 2019 was mainly attributable to the increase in our property agency service fee income.

Gross profit. Our gross profit decreased from $67,770 for the year ended August 31, 2018 to $28,426 for the year ended August 31, 2019. The decrease in gross profit was mainly attributable to the decrease in revenue and increase in cost of revenue.

General and administrative expenses. Our general and administrative expenses increased from $62,110 for the year ended August 31, 2018 to $193,981 for the year ended August 31, 2019. General and administrative expenses mainly included staff costs and legal and professional fees. We spent more effort in business development and thus incurred higher staff costs in the year ended August 31, 2019.

Net (loss) profit. As a result of the cumulative effect of the factors described above, our net loss was $137,071 for the year ended August 31, 2019, and we incurred a net profit of $77,348 for the same period in 2018.

Comparison of Six Months Ended February 29, 2020 and February 28, 2019

Revenue. Our revenue decreased from $33,398 for the six months ended February 28, 2019 to $10,096 for the six months ended February 29, 2020. We did not earn agency revenues in the six months ended February 29, 2020 while such revenue was $33,097 in the same period in 2019. On the other hand, mortgage referral fee income was $10,096 in the six months ended February 29, 2020. We did not earn such revenue in the same period last year.

Cost of revenue. Our cost of revenue decreased from $15,966 for the six months ended February 28, 2019 to nil for the six months ended February 29, 2020. Included in cost of revenue were referral fees incurred in relation to our property agency business. We did not earn property agency service fee income in the six months ended February 29, 2020, and no referral fees were incurred.

Gross profit. Our gross profit decreased from $17,432 for the six months ended February 28, 2019 to $10,096 for the six months ended February 29, 2020.

General and administrative expenses. Our general and administrative expenses increased from $10,741 for the six months ended February 28, 2019 to $127,991 for the six months ended February 29, 2020. We continued our business development effort and thus incurred higher staff costs in the six months ended February 29, 2020.

Net (loss) income. As a result of the cumulative effect of the factors described above, our net loss was $104,305 for the six months ended February 29, 2020. For the six periods ended February 28, 2019, we recorded a net profit of $21,459.

Need for Additional Capital

JTI is looking for further expansion. We are ready to merge and acquire. This is the main reason we go to the capital market for additional funding. We have already targeted and located some companies which we believe suitable and may create synergy through acquisition.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

As of February 29, 2020, we had a cash balance of $3,500.

Going Concern Uncertainties

Our audited financial statements included in this report include an explanatory paragraph that indicates that they were prepared assuming that we would continue as a going concern.  As of February 29, 2020, we recorded an unaudited working capital deficiency of $83,398 and accumulated deficit of $534,680. These factors raise substantial doubts about our ability to continue as a going concern. Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our shareholders or other debt or capital sources. Management believes the existing shareholders or external financing will provide the additional cash to meet our obligations as they become due. There can be no assurance that we will be successful in our plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in our inability to continue as a going concern. We believe that our current cash and financing from our existing stockholders are adequate to support our operations for at least the next 12 months.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

	Six months ended		Year ended
	February 29, 2020	February 28, 2019	August 31, 2019	August 31, 2018
	(Unaudited)	(Unaudited)

Net cash (used in) provided by operating activities	(95,306)	31,347	(141,221)	98,953
Net cash from investing activities	-	-	-	-
Net cash provided by (used in) financing activities	88,554	(31,795)	149,928	(100,363)

Net increase (decrease) in cash and cash equivalents	(6,752)	(448)	8,707	(1,410)
Cash and cash equivalents, beginning of period/year	10,252	1,545	1,545	2,955
CASH AND CASH EQUIVALENTS, END OF PERIOD/ YEAR	$3,500	$1,097	$10,252	$1,545

Operating Activities

Cash provided by operating activities amounted to $98,953 in the year ended August 31, 2018 and the cash used in operating activities amounted to $141,221 in the year ended August 31, 2019. The operating cash outflow in the year ended August 31, 2019 were mainly caused by our net loss of $137,071. The operating cash inflow in the year ended August 31, 2018 was mainly a result of our net profit of $77,348, and decrease of our loan receivables of $20,463.

Cash provided by operating activities amounted to $31,347 in the six months ended February 28, 2019 and the cash used in operating activities amounted to $95,306 in the six months ended February 29, 2020. The operating cash outflow in the six months ended February 29, 2020 were mainly caused by our net loss of $104,305, partially offset by a decrease in prepaid expenses, deposits and other current assets of $12,307. The operating cash inflow in the six months ended February 28, 2019 was mainly a result of our net profit of $21,459, a decrease of our loan receivables of $5,882 and an increase in other payables and accrued liabilities of $7,455.

Investing Activities

We had no cash flows from investing activities during all the periods presented.

Financing Activities

Cash used in financing activities amounted to $100,363 for the year ended August 31, 2018 and we recorded cash provided by financing activities of $149,928 for the year ended August 31, 2019. In the year ended August 31, 2018, we repaid $129,017 and $12,821 to holding company and a related company, respectively, and obtained advances of $41,475 from holding company. In the year ended August 31, 2019, we repaid $35,341 to and obtained $185,269 from holding company.

Cash used in financing activities amounted to $31,795 for the six months ended February 28, 2019 and cash provided by financing activities amounted to $88,554 for the six months ended February 29, 2020. We repaid $34,087 to holding company and obtained $2,292 advances from holding company in the six months ended February 28, 2019. In the six months period ended February 29, 2020, we obtained advances of $230,798 from holding company and repaid $142,244 to holding company.

Contractual Obligations and Commercial Commitments

We had the following contractual obligations and commercial commitments as of February 29, 2020:

	Payment Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Amount due to holding company	$35,885	$35,885	$-	$-	$-
Amount due to a related company	56,317	56,317	-	-	-
Total	$92,202	$92,202	$-	$-	$-

We believe that our current cash and financing from our existing stockholders are adequate to support operations for at least the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Capital Expenditures

We did not incur any capital expenditures in the periods presented.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to significant seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Its reporting currency and its functional currency are U.S. Dollar and Hong Kong Dollar, respectively.

The acquisition of JF, CW, JP and JA by JTI has been accounted for as common control transactions in a manner similar to a pooling of interests and there was no recognition of any goodwill or excess of the acquirers’ interest in the net fair value of the acquirees’ identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combinations. Therefore, these transactions were recorded at historical cost with a reclassification of equity from retained profits to additional paid in capital to reflect the deemed value of consideration given in the local jurisdiction and the capital structure of JF, CW, JP and JA. Our consolidated financial statements include the accounts of JTI and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Our consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout the periods presented and as if the reorganization had occurred as of the beginning of the earliest period presented. The consolidated financial statements of the Company include all of the accounts of JTI and its subsidiaries, JF, CW, JP and JA for all periods presented. All material intercompany transactions and balances have been eliminated in the consolidation.

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of February 29, 2020, we recorded an unaudited working capital deficiency of $83,398 and accumulated deficit $534,680. These factors raise substantial doubts about our ability to continue as a going concern. The continuation of JTI as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders or other debt or capital sources. Management believes the existing shareholder or external financing will provide the additional cash to meet our obligations as they become due.

These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in JTI not being able to continue as a going concern.

Use of estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management’s estimates and assumptions relate to allowance for doubtful accounts, impairment of long-lived assets and valuation allowance for deferred tax assets. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates. In addition, different assumptions or circumstances could reasonably be expected to yield different results.

Unaudited interim financial information

The accompanying unaudited consolidated financial statements of JTI have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, for interim financial information and with the instructions of Form 10-Q and Article 10 of Regulation S-X and, therefore, do not include all of the information and notes required by U.S. GAAP for complete annual financial statements. All intercompany accounts and transactions have been eliminated. In the opinion of management, the accompanying consolidated financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the financial statements) considered necessary to present fairly our results for the interim periods. Operating results for the six months ended February 29, 2020 and February 28, 2019 are not necessarily indicative of the results that may be expected for the full year ending August 31, 2019.

The accompanying unaudited interim consolidated financial statements should be read in conjunction with the annual audited financial statements and related notes as of and for the year ended August 31, 2019 included herein.

Cash and cash equivalents

For purposes of the cash flow statements, we consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash includes cash on hand and demand deposits in accounts maintained with financial institutions within the Hong Kong.

Loans receivable

Loans receivable primarily represent loan amounts due from customers. Loans receivable are recorded at unpaid principal balances net of provision that reflects our best estimate of the amounts that will not be collected. The loans receivable portfolio consists of business and personal loans.

Provision for loan losses

The provision for loan losses is increased by charges to income and decreased by charge offs (net of recoveries). Recoveries represent subsequent collection of amounts previously charged-off. The increase in provision for loan losses is the netting effect of “reversal” and “provision” for both business and personal loans. If the ending balance of the provision for loan losses after any charge offs (net of recoveries) is less than the beginning balance, it will be recorded as a “reversal”; if it is larger, it will be recorded as a “provision” in the provision for loan loss. The netting amount of the “reversal” and the “provision” is presented in the statements of operations and comprehensive income.

The provision consists of specific and general components. The specific component consists of the amount of impairment related to loans that have been evaluated on an individual basis, and the general component consists of the amount of impairment related to loans that have been evaluated on a collective basis. Loans are considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts when due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (“TDRs”).

We recognize a charge-off when management determines that full repayment of a loan is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. We will recognize a charge-off when we lose contact with the delinquent borrower for more than nine months or when the court rules against us to seize the collateral asset of the delinquent debt from either the guarantor or borrower. In addition, when the recoverability of the delinquent debt is highly unlikely, the senior management team will go through a stringent procedure to approve a charge-off. Management estimates the provision balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the provision may be made for specific loans, but the entire provision is available for any loan that, in management’s judgment, should be charged-off.

The provision for loan losses is maintained at a level believed to be reasonable by management to absorb probable losses inherent in the portfolio as of each balance sheet date. The provision is based on factors such as the size and current risk characteristics of the portfolio, an assessment of individual loans and actual loss, delinquency, and/or risk rating record within the portfolio. We evaluate our provision for loan losses on a quarterly basis or more often as necessary.

Interest and fee receivables

Interest and fee receivables are accrued and credited to income as earned but not received. We determine a loan past due status by the number of days that have elapsed since a borrower has failed to make a contractual interest or principal payment. Accrual of interest is generally discontinued when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan interest or principal becomes past due by more than 90 days. Additionally, any previously accrued but uncollected interest is reversed. Subsequent recognition of income occurs only to the extent payment is received, subject to management’s assessment of the collectability of the remaining interest and principal. Loans are generally restored to an accrual status when it is no longer delinquent and collectability of interest and principal is no longer in doubt and past due interest is recognized at that time.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. We maintain an allowance for doubtful accounts for estimated losses. We review the accounts receivable on a periodic basis and makes general and specific allowance when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balance, we consider many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. We only grant credit terms to established customers who are deemed to be financially responsible. Credit periods to customers are within 90 days after customers received the purchased services. As of February 29, 2020, August 31, 2019 and 2018, we have reviewed of our outstanding balances, and no allowance for doubtful accounts has been made.

Revenue recognition

Pursuant to the guidance of ASC Topic 606, revenue is recognized when control of promised goods or services is transferred to our customers in an amount of consideration to which we expect to be entitled to in exchange for those goods or services. We follow the five steps approach for revenue recognition under Topic 606: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy a performance obligation.

The following table presents our revenues disaggregated by revenue sources.

	Six months ended		Year ended
	February 29, 2020	February 28, 2019	August 31, 2019	August 31, 2018
	(Unaudited)	(Unaudited)

Money lending	$-	$301	$302	$8,736
Consultancy services	-	-	-	47,692
Property agency services	-	33,097	33,097	21,923
Mortgage referral services	10,096	-	10,993	-

	$10,096	$33,398	$44,392	$78,351

Primary sources of our revenues are as follows:

(a)	Money lending

Interest on loan receivables is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. We do not charge prepayment penalties. Additionally, any previously accrued but uncollected interest is reversed and accrual is discontinued, when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 90 days.

(b)	Financial consultancy services

Financial advisory fee is recognized as advice is provided to the customer, based on the estimated progress of work and when revenue is not probable of a significant reversal. The majority of the contracts have duration within 1 year.

(c)	Property agency services

Our entitlement to agency fee income includes an element of consideration that is variable or contingent on the outcome of future events. Actual agency fee income to be received is dependent upon, among others, the completion of transaction between buyers and sellers, price concession based on customary industry practice and payment plans chosen by the buyers.

We are required to estimate the amount of consideration to which we will be entitled from the provision of property agency services. The estimated amount of variable consideration will be included in the transaction price only to the extent that it is highly probable taking into consideration of the risk of fallen through and price concession based on customary industry practice, that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

(d)	Mortgage referral services

Referral fee is recognized as referral services are provided to the customer.

We record a contract asset when it has a right to payment from a customer that is conditioned on events other than the passage of time. We also record a contract liability when customers prepay but we have not yet satisfied our performance obligation. For all the periods presented, we did not have any significant incremental costs of obtaining contracts with customers incurred and/or costs incurred in fulfilling contracts with customers within the scope of ASC Topic 606, that shall be recognized as an asset and amortized to expenses in a pattern that matches the timing of the revenue recognition of the related contract. We did not have any material unsatisfied performance obligations, contract assets or liabilities as of February 29, 2020, August 31, 2019 and 2018. Revenue is recognized when the performance obligation is fulfilled and the payment from customers is not contingent on a future event.

Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” or ASU 2016-02. ASU 2016-02 establishes a wholesale change to lease accounting and introduces a lease model that brings most leases on the balance sheet. It also eliminates the required use of bright-line tests in current U.S. GAAP for determining lease classification. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842), Targeted Improvements, which provides an alternative transition method permitting the recognition of a cumulative-effect adjustment on the date of adoption rather than restating comparative periods in transition as originally prescribed by Topic 842. The new guidance is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted. We adopted this guidance on September 1, 2019. The adoption of this ASU did not have an impact on our consolidated financial statements.

In May 2019, the Financial Accounting Standards Board (“FASB”) issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this ASU address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for us for fiscal year beginning after December 15, 2022. We are currently evaluating the impact of this new standard on our consolidated financial statements and related disclosures.

Properties

Our executive offices and our consolidated entity are located at Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong.  We neither own nor lease real property in Bermuda, Hong Kong, USA or elsewhere.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As a result of the Transaction, the following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: Suite 1802-03, 18/F, Strand 50, Bonham Strand, Sheung Wan, Hong Kong.

Name and Address of Beneficial Owner (5)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)

Roy Kong Hoi Chan (2&6)	629,350	9.40%
Brian Hung Ngok Wong (3)	244,630	3.66%
Mark Ko Chiu Yip (4)	1,250	0.02%
Ace Vantage Investments Limited (6)	4,118,182	61.54%
Total	4,993,412	74.62%

Notes:

(1)	After completion of the acquisition of JTI, we had 6,692,182 shares of common stock outstanding.
(2)	Appointed President, director and Chairman of the Board of Directors, on July 15, 2019.
(3)	Appointed Chief Executive Officer on July 15, 2019.
(4)	Appointed director on July 15, 2019.
(5)	Unless otherwise noted, the address of each person listed is c/o JTI, Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong.
(6)	Roy Kong Hoi Chan & Hip Fong Chan each owns 50% equity interest of Ace Vantage Investments Limited. Roy Kong Hoi Chan is the son of Hip Fong Chan.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, positions and biographies of our executive officers and directors as of the date of this Form 8-K.

Name	Age	Positions
Roy Kong Hoi Chan	42	Executive Director and President
Alex Kwok Fai Yuen	41	Executive Director and Secretary
Mark Ko Chiu Yip	37	Executive Director
Bon Pok Yin Cheung	41	Independent non-executive Director
Alan Yuk Lun Wong	45	Independent non-executive Director
Siu Nam Hau	48	Independent non-executive Director
Brian Hung Ngok Wong	54	Chief Executive Officer
Brian Kong Wai Chan	39	Chief Financial Officer

Mr. Roy Kong Hoi Chan (“Mr. Roy Chan”)

Mr. Roy Chan, 42, is the founder of JTI Securities Limited and JTI Financial Services Group Limited. Mr. Roy Chan has held senior management roles of the JTI group since 2011.  Prior to joining the JTI group, Mr. Chan had over 10 years of working experience in the banking and finance sectors.  Mr. Roy Chan obtained a Master of Business Administration and a Master of Corporate Finance.

Mr. Alex Kwok Fai Yuen (“Mr. Yuen”)

Mr. Yuen, 41, is a sole owner of a professional consultancy firm which provides corporate advisory services. Mr. Yuen started his career at Deloitte Touche Tohmatsu and has been focusing on risk management and regulatory compliance for more than 10 years. Mr. Yuen is an expert in terms of corporate governance, anti-money laundering and regulatory compliance.  Apart from working at Deloitte Touche Tohmatsu, Mr. Yuen has worked at different financial institutions as a compliance and risk expert, including asset management, securities brokerage, private banking and investment banking. Mr. Yuen obtained a Bachelor of Science and a Certified Anti-Money Laundering Specialist (CAMS) certification.

Mr. Mark Ko Chiu Yip (“Mr. Yip”)

Mr. Yip, 37, has served as the general manager of Cybernetics Property Mortgage Ltd. (“Cybernetics”) since 2013. Mr. Yip is a specialist on mortgage and personal loan consulting services with over 11 years of experience. Mr. Yip has good business relationships with banks and property agencies in Hong Kong. Before he took the senior management role in Cybernetics, he held an executive position at mReferral Corporation (HK) Ltd.  Mr. Yip obtained a Master of Business Administration. Mr. Yip has been re-designated from an independent non-executive Director to an executive Director on September 26, 2019.

Mr. Bon Pok Yin Cheung (“Mr. Cheung”)

Mr. Cheung, 41, is the founder and principal of Messrs. P. Y. Cheung & Co., a legal practice which specializes mainly in the field of commercial and company law, civil and criminal litigation, construction-related arbitration, probate and administration, matrimonial matters, personal injury and employees’ compensation claim, and conveyancing and tenancy. Prior to founding Messrs. P. Y. Cheung & Co, he was a consultant of Messrs. David Y. Y. Fung & Co. Apart from being a legal practitioner, Mr. Cheung is also a software engineer with experience in computer software programming, computer systems design and project management.  Mr. Cheung obtained a Master of Computer Science, a Bachelor of Law and a Bachelor of Science.

Mr. Alan Yuk Lun Wong (“Mr. Alan Wong”)

Mr. Alan Wong, 45, is a director of TUS International Limited, Huisheng International Holding Limited and Tech Pro Technology Development Limited, all of which are companies listed on The Stock Exchange of Hong Kong Limited. Mr. Alan Wong had been working with various accounting firms and commercial companies for approximately 20 years and was responsible for work related to financial management, taxation, audit and non-audit services. He obtained a Bachelor of Accounting and Finance.

Mr. Siu Nam Hau (“Mr. Hau”)

Mr. Hau, aged 48, is educated in Hong Kong with over 20 years of experience in finance, direct investment and provision of consultancy services for large multinational companies.  At present, he is developing the Vietnamese market.  Over the past years, Mr. Hau has completed the following projects associated with Vietnam: (i) joined with Sumitomo Corporation and introduce Honda motorcycles to Vietnam; (ii) discussed with the chief of the Central Bank of Vietnam to explore the establishment of the Vietnam Stock Exchange; (iii) assisted JP Morgan to establish a Vietnamese bond market; (iv) established an office with the state-owned Beijing Foreign Trade in Ho Chi Minh City; (v) acquisition of Vietnam Pacific Airlines with AVIC Group.

Mr. Brian Hung Ngok Wong (“Mr. Brian Wong”)

Mr. Brian Wong, 54, is a director and the chief financial officer of Murchison Holdings Limited (“Murchison”) and Quest Investments Limited (“Quest”), both of which are listed on the Australian Stock Exchange. Mr. Brian Wong has held senior management roles at Quest and Murchison since 2004. Mr. Brian Wong has over 30 years of working experience in banking, equities market and corporate finance, including at Hang Seng Bank Limited and Citibank Investment Banking Group.  Mr. Brian Wong obtained a Master of Accounting, FAIA and AHKSI.

Mr. Brian Kong Wai Chan (“Mr. Brian Chan”)

Mr. Brian Chan, 39, is the brother of Mr. Roy Chan and a co-founder of the JTI group. Mr. Chan has held senior financial management roles of the JTI group since 2011. Before joining the JTI group, Mr. Brian Chan had over 10 years of working experience at a renowned certified public accounting firm as companies’ auditors.  Mr. Brian Chan obtained a Bachelor of Arts.

Employment Agreement

We have no employment agreement with any person.

Indemnification Agreements

We have no indemnification agreement with any person.

Family Relationships

Family relationships exist between Mr. Roy Chan, our Chairman of the Board of Directors and Mr. Brian Chan, our Chief Financial Officer. They are brothers.

Others than those stated above, no family relationships exist between senior executive and Board of directors of the Company and any person who is an affiliate of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal years ended August 31, 2019, and 2018, and as the date of filing of this Current Report on Form 8-K:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Roy Kong Hoi Chan,	2019	123,077	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President (1)	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	On July 6, 2020, we acquired JTI in a reverse acquisition transaction that was structured as a share exchange. The annual, long term and other compensation shown in this table include the amounts that received from JTI and / or its subsidiaries prior to the consummation of the reverse acquisition.

There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended August 31, 2019 and 2018 except for the above, and through the date of filing of this Form 8-K.

Option Grants

There has been no stock option grants and compensation for the fiscal year ended August 31, 2019, and as the date of filing of this Current Report on Form 8-K:

Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended August 31, 2019 and 2018, and through the date of filing of this Form 8-K.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended August 31, 2019 and 2018, and through the date of filing of this Form 8-K.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of the end of the fiscal year ended August 31, 2019 and 2018, and through the date of filing of this Form 8-K, provided for or contributed to by our company.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RELATED PARTY TRANSACTIONS

For the years ended August 31, 2019 and 2018, JTI has recorded advisory income of nil and $15,835, respectively, for services provided to Century Crown Investment Limited, which Mr. Roy Kong Hoi Chan was the company director and 100% held by Ace Vantage. There was no advisory income recoded for six months ended February 29, 2020 and February 28, 2019 for services provided to Century Crown Investment Limited.

For the years ended August 31, 2019 and 2018, JTI paid rental expenses of nil and $38,462 (HK$300,000), respectively, to JTI Antiques & Luxury Limited, which Mr. Roy Kong Hoi Chan was the company director and 100% held by Ace Vantage. There were no rental expenses paid for the six months ended February 29, 2020 and February 28, 2019.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since 2016, our shares of common stock have been quoted on the OTC Pink tier of the OTC Markets Group, Inc., under the stock symbol “TMRR”. The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTC Markets. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock Bid Price
Financial Quarter Ended	High ($)	Low ($)
May 31, 2019	2.10	2.10
August 31, 2019	4.00	2.10
November 30, 2019	14.30	3.12
February 29, 2020	14.10	14.10
May 31, 2020	10.00	10.00

As of June 30, 2020, 2,574,000 shares of our common stock were issued and outstanding.

Holders

As of June 30, 2020, there were approximately 39 holders of record of our common stock. This number includes shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF OUR SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 75,000,000 shares of common stock, par value $0.001 per share, and nil shares of preferred stock, are issued or outstanding. As of June 30, 2020, there were 2,574,000 shares of our common stock issued and outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	income tax consequences; and
●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC, whose address is at 18 Lafayette Place Woodmere, NY 11598, and whose telephone number is (212) 828-8436.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

As previously disclosed, on January 14, 2020, our board of directors have decided to terminate the appointment of Michael Gillespie & Associates, PLLC as our auditor, and engaged Centurion ZD CPA & Co. to serve as our new independent registered public accounting firm, effectively immediately.

See our current report on Form 8-K filed on January 15, 2020 for more information.

Item 3.02 Unregistered Sales of Equity Securities.

On April 2, 2020, the Company, a Nevada corporation, entered into the Agreement, by and among the Company, JTI, a company incorporated in Hong Kong, and the Vendor.

Under the terms and conditions of the Agreement (and supplemented by the Amendment, the Second Amendment and the Third Amendment), the Company offered, sold and issued 4,118,182 shares of common stock of the Company in consideration for all the issued and outstanding shares in JTI. The effect of the issuance is that the Vendor now hold approximately 61.54% of the issued and outstanding shares of common stock of the Company, and JTI is now a wholly-owned subsidiary of the Company.

JTI was incorporated on February 8, 2019 in Hong Kong Special Administrative Region of People’s Republic of China. The business of JTI is now our principal business. The principal business of JTI is the provision of diversified financial services through its wholly-owned subsidiaries JF, CW, JP and JA, all of which are companies incorporated in Hong Kong.

The Company offered and sold the shares in reliance on the exemptions from registration provided by Rule 506 and/or Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”), and Rule 903(b)(3) of Regulation S, promulgated under the Securities Act.

Item 5.01 Changes in Control of Registrant.

On April 2, 2020, the Company entered into a Sale and Purchase Agreement, by and among the Company, JTI, a Hong Kong corporation, and the Vendor.

Under the terms and conditions of the Agreement (and supplemented by the Amendment, the Second Amendment and the Third Amendment), the Company offered, sold and will issue 4,118,182 shares of common stock in consideration for all the issued and outstanding shares in JTI. The effect of the issuance is that the Vendor now hold approximately 61.54% of the issued and outstanding shares of common stock of the Company.

Mr. Roy Chan, the founder of JTI, an executive director and president of the Company, is the holder of 629,350 shares of common stock of the Company prior to the Transaction. The Company’s officers and directors, Mr. Roy Chan, Mr. Mark Yip and Mr. Brian Wong, control an aggregate of 4,993,412 or 74.62%, of the outstanding common stock of the Company, on a fully diluted basis, after the Transaction.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock

Roy Kong Hoi Chan	629,350	9.40%
Brian Hung Ngok Wong	244,630	3.66%
Mark Ko Chiu Yip	1,250	0.02%
Ace Vantage Investments Limited	4,118,182	61.54%
Total	4,993,412	74.62%

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Filed herewith as Exhibits 99.1 and 99.2 to Form 8-K and incorporated herein by reference are audited consolidated financial statements of JTI for the years ended August 31, 2019 and 2018, and the unaudited consolidated financial statements of JTI for the six months ended February 29, 2020.

(b)	Pro Forma Financial Information.

Filed herewith as Exhibit 99.3 to this Form 8-K and incorporated herein by reference is the unaudited pro forma condensed balance sheet as of February 29, 2020, the unaudited pro forma condensed combined statement of operations for the six months ended February 29, 2020 and the notes related thereto.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits:

Exhibit	Description

2.1	Sale and purchase agreement, dated April 2, 2020, by and among JTI Financial Services Group Limited, a Hong Kong corporation, and the list of subsidiaries of JTI Financial Services Group Limited
2.2	Supplemented by the Amendment, dated April 29, 2020
2.3	Supplemented by the Second Amendment, dated June 30, 2020
2.4	Supplemented by the Third Amendment, dated June 30, 2020
99.1	Consolidated Financial Statements of JTI Financial Services Group Limited, a Hong Kong corporation, for the years ended August 31, 2019 and 2018.
99.2	Unaudited Interim Consolidated Financial Statements of JTI Financial Services Group Limited, a Hong Kong corporation, for the six months ended February 29, 2020.
99.3	Unaudited Pro forma Condensed Combined Financial Statement for Temir Corp., for the six months ended February 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Temir Corp.

Date: July 6, 2020	By:	/s/ Brian Wong
		Name:	Brian Wong
		Title:	Chief Executive Officer